================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                -----------------

                                   FORM 8-K/A
                                 Amendment No. 1

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):

                                November 24, 1999

                               KASPER A.S.L., LTD.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)





          DELAWARE                      0-24179                 22-3497645
----------------------------    ------------------------  ----------------------
(State of Other Jurisdiction    (Commission File Number)    (I.R.S. Employer
    of Incorporation)                                     Identification Number)



77 METRO WAY
SECAUCUS, NEW JERSEY                                                 07094
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                          (Zip Code)



                                 (201) 864-0328
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)



                                 NOT APPLICABLE
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

55745.0005

                                EXPLANATORY NOTE

           This Current Report on Form 8-K/A amends and restates in its entirety
Item 7 of the Current Report on Form 8-K of Kasper A.S.L., Ltd. (the "Company"), filed with the Securities and Exchange Commission on December 8, 1999 (the "Original 8-K").

                           FORWARD-LOOKING STATEMENTS

           The statements contained in this Current Report on Form 8-K/A that are not historical facts are "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Act of 1934, as amended. Those statements appear in a number of places in this report and include all discussions of trends affecting the Company's financial conditions and results of operations and the Company's business and growth strategies as well as statements that contain such forward-looking statements as "believes," "anticipates," "could," "estimates," "expects," "intends," "may," "plans," "predicts," "projects," "will," and similar terms and phrases, including the negative thereof. In addition, from time to time, the Company or its representatives have made or may make forward-looking statements, orally or in writing. Furthermore, forward-looking statements may be included in our other filings with the Securities and Exchange Commission as well as in press releases or oral statements made by or with the approval of the Company's authorized executive officers.

           We caution you to bear in mind that forward-looking statements, by their very nature, involve assumptions and expectations and are subject to risks and uncertainties. Although we believe that the assumptions and expectations reflected in the forward-looking statements contained in this report are reasonable, no assurance can be given that those assumptions or expectations will prove to have been correct. Important factors that could cause actual results to differ materially from our expectations include but are not limited to, the following cautionary statements ("Cautionary Statements"):

o    general economic conditions;
o the ability of the Company to adapt to changing consumer preferences and tastes;
o    the Company's limited operating history;
o    potential fluctuations in the Company's operating costs and results;
o    the Company's concentration of revenues;
o    challenges facing the Company related to its rapid growth;
o    the Company's dependence on a limited number of suppliers; and
o the ability of the Company to successfully integrate the businesses acquired from Fashions of Seventh Avenue, Inc. and Affiliates into the Company's existing businesses.

           All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)        Financial Statements of Businesses Acquired

The following financial statements for the acquired business are filed herewith:

           Report of Independent Public Accountants on Fashions of Seventh Avenue, Inc. and Affiliates for the Year ended December 31, 1998

           Fashions of Seventh Avenue, Inc. and Affiliates Combined Balance Sheet as of December 31, 1998

           Fashions of Seventh Avenue, Inc. and Affiliates Combined Statements of Operations and Accumulated Deficit and Statement of Cash Flows for the Fiscal Year ended December 31, 1998

           Notes to Combined Financial Statements

           Fashions of Seventh Avenue, Inc. and Affiliates Unaudited Condensed Balance Sheet as of September 27, 1999

           Fashions of Seventh Avenue, Inc. and Affiliates Unaudited Condensed Statement of Operations and Unaudited Condensed Statement of Cash Flows for the Thirty-nine weeks ended September 27, 1999

           Notes to Unaudited Condensed Financial Statements

(b)        Pro Forma Financial Information

The following unaudited pro forma combined condensed consolidated financial statements are filed herewith:

           Pro Forma Combined Condensed Consolidated Balance Sheet as of October 2, 1999

           Pro Forma Combined Condensed Consolidated Statement of Operations for the Thirty-nine Weeks ended October 2, 1999

           Pro Forma Combined Condensed Consolidated Statement of Operations for the Fiscal Year ended January 2, 1999

           Notes to the Pro Forma Combined Condensed Consolidated Financial Statements

(c)        Exhibits

        Exhibit No.   Description
        -----------   -----------

           2 Asset Purchase Agreement, dated as of November 24, 1999, among Kasper A.S.L., Ltd. and A.S.L. Retail Outlet, Inc., as buyers, and Fashions of Seventh Avenue, Inc., Fashions of Destin, Inc., Fashions of Michigan, Inc., Fashions of Reno, Inc., Fashions of Vero Beach, Inc., Anne Klein of Massachusetts, Inc. and Fashions of Clinton, Inc., as sellers*


           99         Press Release dated November 30, 1999 *






           ----------------------------------------------
           *Previously filed as part of the Original 8-K.

                    Report of Independent Public Accountants



           To the Management of Fashions of Seventh Avenue, Inc. and Affiliates:

           We have audited the accompanying combined balance sheet of Fashions of Seventh Avenue, Inc. and Affiliates (an S corporation) (the "Company") as of December 31, 1998, and the related combined statements of operations and accumulated deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

           We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

           In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                                         /s/ Arthur Andersen LLP
           November 30, 1999
           New York, New York

                 FASHIONS OF SEVENTH AVENUE, INC. AND AFFILIATES
                             COMBINED BALANCE SHEET
                                 (in thousands)


ASSETS                                                                         DECEMBER 31,
                                                                                   1998
                                                                               ------------
Current assets:

      Cash and cash equivalents .............................................  $    250

      Accounts receivable ...................................................       144

      Inventory .............................................................     4,702

      Prepaid expenses and other current assets .............................       102
                                                                               --------
Total current assets ........................................................     5,198

Equipment and leasehold improvements, net of
      accumulated depreciation of $3,354 ....................................     1,296

Other Assets ................................................................        48
                                                                               --------
      Total Assets ..........................................................  $  6,542
                                                                               ========



LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:

      Accounts payable and accrued expenses .................................  $    268

      Accounts payable due to related party .................................     4,926

      Taxes payable .........................................................       114

      Current portion of notes payable - stockholders .......................       700

      Accrued interest - stockholders .......................................       224

      Current portion of lease obligations ..................................       109

      Notes payable - bank ..................................................     2,000
                                                                               --------
Total current liabilities ...................................................     8,341


Long-Term Liabilities:

      Lease obligations, net of current portion .............................       241

      Notes payable - stockholders, net of current portion ..................     1,700
                                                                               --------
Total liabilities ...........................................................    10,282


Commitments and Contingencies

Shareholders' Deficit:

Common stock, no par value; 1,200 shares authorized, issued and outstanding,
and additional paid in capital...............................................        85

Accumulated deficit .........................................................    (3,825)
                                                                               --------

      Total shareholders' deficit ...........................................  $ (3,740)
                                                                               --------

      Total liabilities and shareholders' deficit ...........................  $  6,542
                                                                               ========

See notes to combined financial statements.

                 FASHIONS OF SEVENTH AVENUE, INC. AND AFFILIATES
            COMBINED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
                                 (in thousands)



                                                                     YEAR ENDED
                                                                    ------------
                                                                    DECEMBER 31,
                                                                        1998


Net Sales .....................................................        $ 24,382

Cost of goods sold ............................................          16,166
                                                                       --------
Gross profit ..................................................           8,216



Selling, general and administrative expenses ..................          10,968

Depreciation and amortization .................................             355
                                                                       --------
Operating loss ................................................          (3,107)



Interest expense, net .........................................             480
                                                                       --------
Net loss before provision for income taxes ....................          (3,587)

Provision for income taxes ....................................              33
                                                                       --------
Net loss ......................................................          (3,620)

Accumulated deficit - beginning of year .......................            (205)
                                                                       --------
Accumulated deficit - end of year .............................          (3,825)
                                                                       ========

See notes to combined financial statements.

                 FASHIONS OF SEVENTH AVENUE, INC. AND AFFILIATES
                        COMBINED STATEMENT OF CASH FLOWS
                                 (in thousands)

                                                                 YEAR ENDED
                                                                ------------
                                                                DECEMBER 31,
                                                                   1998
                                                                ------------

OPERATING ACTIVITIES
Net loss ....................................................     $(3,620)
Adjustments to reconcile net loss to net cash provided by
   operating activities:
   Depreciation and amortization ............................         355
Changes in operating assets and liabilities:
   Accounts receivable ......................................          58
   Inventories ..............................................       1,685
   Prepaid expenses and other current assets ................         (82)
   Other assets .............................................          10
   Accounts payable and accrued expenses ....................       2,553
   Taxes and other payables .................................          46
                                                                  -------
Net cash provided by operating activities ...................       1,005
                                                                  -------

INVESTING ACTIVITIES
   Purchase of fixed assets, net ............................        (605)
                                                                  -------
Net cash used in investing activities .......................        (605)
                                                                  -------

FINANCING ACTIVITIES
   Repayment of note payable - bank .........................        (500)
   Capital lease obligation .................................         350
                                                                  -------
Net cash used in financing activities .......................        (150)

Increase in cash and cash equivalents .......................         250
Cash and cash equivalents at beginning of year ..............          --
                                                                  -------
Cash and cash equivalents at end of year ....................     $   250
                                                                  =======

Supplemental cash flow information:
   Interest paid ............................................     $   485
                                                                  =======
   Taxes paid ...............................................     $    10
                                                                  =======

See notes to combined financial statements.

                 FASHIONS OF SEVENTH AVENUE, INC. AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS

                                DECEMBER 31, 1998

A.         SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

Fashions of Seventh Avenue, Inc. and Affiliates sells women's high fashion apparel and accessories through its own factory retail stores under the name Anne Klein. The combined financial statements include the accounts of Fashions of Seventh Avenue, Inc. (a New Jersey corporation), Fashions of Destin, Inc. (a Florida corporation) Fashions of Reno, Inc. (a Nevada corporation), Anne Klein of Massachusetts, Inc. (a Massachusetts corporation), Fashions of Lahaska, Inc. (a Pennsylvania corporation), Fashions of Michigan, Inc. (a Michigan corporation), Fashions of Vero Beach, Inc. (a Florida corporation) and Fashions of Clinton, Inc. (a Connecticut corporation), collectively "Fashions of Seventh Avenue, Inc. and Affiliates" or the "Company". All of the above mentioned entities are owned by the same stockholders and operate as Anne Klein factory retail stores. All intercompany transactions and balances have been eliminated in combination.

CASH AND CASH EQUIVALENTS

All highly liquid investments with a remaining maturity of three months or less at the time of acquisition are classified as cash and cash equivalents.

INVENTORIES

Inventories are stated at the lower of cost or market.

EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Furniture, fixtures and equipment are carried at cost. Depreciation is computed using the straight-line method over five to seven years for financial reporting purposes and accelerated methods for federal income tax purposes.

Leasehold improvements are carried at cost and amortized over the life of the lease.

Major expenditures for renewals and betterments are capitalized and are subject to depreciation. When assets are retired or disposed of, the cost and related accumulation are eliminated from the accounts, and the resulting gains or losses are reflected in earnings for the period. Expenditures for maintenance and repairs are charged to expense as incurred.

INCOME TAXES

The combined Companies, with the consent of their stockholders, have elected under the Internal Revenue Code to be S Corporations for federal income tax purposes. In lieu of federal corporation income taxes, the stockholders of an S Corporation are taxed on their proportionate share of the Company's taxable income.

Tax provisions have been recorded at the current prevailing state corporate tax rates in those states in which the Company operates retail stores and where the Company is responsible for such taxes.

A.         SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments requires disclosure of the fair value of certain financial instruments. Cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are reflected at fair value because of the short term maturity of these instruments.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

IMPAIRMENT OF LONG-LIVED ASSETS

In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company has adopted Statement No. 121 and believes that no significant impairment of long-lived assets has occurred at December 31, 1998.

ADVERTISING COSTS

Advertising costs are expensed as incurred. The Company incurred $321,880 in advertising costs during 1998.

B.         EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Equipment and leasehold improvements are summarized by major classifications as follows at December 31, 1998.




                                                  December 31,
                                                      1998
                                                  ------------

                    Furniture and fixtures          $ 2,953
                    Equipment                         1,008
                    Leasehold improvements              689
                                                    -------
                                                      4,650
                                                    -------
                    Less: Accumulated depreciation   (3,354)
                                                    -------
                                                    $ 1,296
                                                    =======

C.         RELATED PARTY TRANSACTIONS

PURCHASES

Two of the Company's stockholders are principals of the Company's major supplier from which management estimates it obtains approximately 60% of its merchandise. The Company's purchases from this supplier are substantially at the same prices and terms as offered to unaffiliated customers of this supplier. Total accounts payable due to this related party was $4,926,000 as of December 31, 1998.

NOTES PAYABLE TO STOCKHOLDERS

From time to time, certain stockholders are called upon to loan the Company funds necessary for working capital purposes. These loans are subordinate to the notes payable to the bank and, therefore, have no set repayment terms. Amounts classified as current represent management's estimate of amounts to be repaid to stockholders during 1999. These loans bear interest at 1% above the prime rate. The interest rate ranged from 8.75% to 9.5% for the year ended December 31, 1998. Total notes payable to stockholders and related accrued interest were $2,400,000 and $224,000, respectively, as of December 31, 1998. Accrued interest was paid in full as of November 9, 1999.

D.         NOTES PAYABLE - BANK

The Company had an uncommitted line of credit from a bank ("the Credit Line") in an amount not to exceed $3,000,000, which expired on June 30, 1998. The Credit Line remained open through November 10, 1998 when it was replaced with a Master Grid Note (the "Note"), which expires on December 31, 1998. The Note was in the amount of $2,000,000. Both the Credit Line and the Note were collateralized by the Company's Anne Klein inventory. Amounts drawn are payable upon demand and bear interest at 1% above the prime rate. The interest rate was 9.09% at December 31, 1998. During 1998, $500,000 was repaid. As of December 31, 1998, Note payable to bank totaled $2,000,000. The Note remained outstanding until November 24, 1999, when it was paid in full as part of the Kasper transaction. (See Note H).

E.         COMMITMENTS AND CONTINGENCIES

The Company leases its stores, office and warehouse space under long-term operating leases that expire on various dates through 2005. Most of these leases have renewal options.

During 1998 rental expense under such leases was $3,109,000, including contingent rent of $731,000, which is based on sales volume.

Equipment leases that meet the criteria for capitalization are recorded in the accompanying financial statements as equipment and leasehold improvements, and the related obligations are recorded as lease obligations at the present value of future minimum rental payments.

At December 31, 1998, minimum rental payments due under noncancellable operating leases consisted of the following:

        1999                                  $ 1,796,022
        2000                                    1,254,521
        2001                                      933,131
        2002                                      720,145
        2003                                      386,721
        Thereafter                                150,706
                                            --------------
        Total minimum lease payments          $ 5,241,246
                                            ==============


F.         RETIREMENT BENEFITS

In 1994, the Company adopted the Anne Klein Factory Stores Retirement Plan (the "Plan") under section 401(k) of the Internal Revenue Code. Employees that have completed one (1) year of service and have attained 21 years of age are eligible to participate in the Plan. Under the Plan, employees may elect to have a percentage of their salary deferred and deposited with a qualified trustee, that in turn invests the money.

The Company matches 25% of employee contributions to a maximum of 8% of an employee's annual salary subject to the limitations imposed by the Internal Revenue Code. The Company may, at its sole discretion, contribute additional amounts on behalf of all employees on a pro rata basis. All employees' contributions into the Plan are 100% vested, while the Company's matching contributions vest over a five-year period. The Company contributed approximately $35,000 to the Plan during 1998.

G.         YEAR 2000 MATTERS (UNAUDITED)

Like most corporations, the Company is reliant on technology to conduct its business. As the millennium approaches, the Company is preparing its computer systems to be Year 2000 compliant. The Company will be reviewing its systems to ensure that they do not malfunction as a result of the Year 2000. The current cost of this effort is still being evaluated.

The Company will initiate formal communications with its suppliers and customers to determine the extent to which the Company's systems are vulnerable to those third parties' failure to remediate their own Year 2000 issues. There is no guarantee that the systems of other companies on which the Company's systems rely will be timely converted and would not have an adverse effect on the Company's systems.

H.         SUBSEQUENT EVENT

Through April 30, 1999, the Company closed 10 of its Anne Klein factory outlet stores. There were no store closing costs accrued as of December 31, 1998.

On November 24, 1999, Kasper A.S.L., Ltd. ("Kasper") acquired for $300,000 cash, substantially all of the assets, and assumed certain liabilities, of twenty-five Anne Klein factory outlet stores of the Company pursuant to an Asset Purchase Agreement. The assets acquired included store fixtures and inventory of the factory outlet stores. Liabilities assumed include the note payable to the bank, certain other inventory related liabilities and lease obligations. The aggregate purchase price for the acquired assets and assumed liabilities was approximately $4.0 million.

                 FASHIONS OF SEVENTH AVENUE, INC. AND AFFILIATES
                   UNAUDITED CONDENSED COMBINED BALANCE SHEET
                                 (in thousands)


ASSETS                                                                        SEPTEMBER  27,
                                                                                   1999
                                                                                   ----
Current assets:

     Cash and cash equivalents ..............................................  $  1,354

     Accounts receivable ....................................................       368

     Inventory ..............................................................     2,170

     Prepaid expenses and other current assets ..............................        12
                                                                               --------
Total current assets ........................................................     3,904

Equipment and leasehold improvements, net ...................................     1,079

Other Assets ................................................................        44
                                                                               --------
Total assets ................................................................     5,027
                                                                               ========



LIABILITIES AND SHAREHOLDERS' DEFICIT

Current Liabilities:

      Accounts payable and accrued expenses .................................  $  1,503

      Accounts payable due to related party .................................     5,296

      Taxes payable .........................................................       149

      Current portion of notes payable - stockholders .......................       700

      Accrued interest - stockholders .......................................       224

      Current portion of lease obligation ...................................        70

      Notes payable - bank ..................................................     2,000
                                                                               --------
Total current liabilities ...................................................     9,942


Long-Term Liabilities:

       Lease obligation, net of current portion .............................       182

       Notes payable - stockholders, net of current portion .................     1,700
                                                                               --------
Total liabilities ...........................................................    11,824


Commitments and Contingencies

Shareholders' Deficit:

Common stock, no par value; 1,200 shares authorized, issued and outstanding,
and additional paid in capital ..............................................        85

Accumulated deficit .........................................................    (6,882)
                                                                               --------
      Total shareholders' deficit ...........................................  $ (6,797)
                                                                               --------
      Total liabilities and shareholders' deficit ...........................  $  5,027
                                                                               ========


See notes to condensed combined financial statements.

                 FASHIONS OF SEVENTH AVENUE, INC. AND AFFILIATES
              UNAUDITED CONDENSED COMBINED STATEMENT OF OPERATIONS
                                 (in thousands)


                                                                 THIRTY-NINE
                                                                 WEEKS ENDED
                                                                 -----------
                                                                 SEPTEMBER 27,
                                                                     1999




Net Sales .....................................................    $ 12,648

Cost of goods sold ............................................       8,994
                                                                   --------
Gross profit ..................................................       3,654



Selling, general and administrative expenses ..................       6,353

Depreciation and amortization .................................         252
                                                                   --------
Operating Loss ................................................      (2,951)

Interest expense, net .........................................         110
                                                                   --------
Net loss before provision for income taxes ....................    $ (3,061)

Income tax benefit ............................................          (4)
                                                                   --------
Net loss ......................................................    $ (3,057)
                                                                   ========

See notes to condensed combined financial statements.

                 FASHIONS OF SEVENTH AVENUE, INC. AND AFFILIATES
              UNAUDITED CONDENSED COMBINED STATEMENT OF CASH FLOWS
                                 (in thousands)

                                                                       THIRTY-NINE
                                                                       WEEKS ENDED
                                                                       -------------
                                                                       SEPTEMBER 27,
                                                                       -------------
                                                                           1999
                                                                       -------------

OPERATING ACTIVITIES
Net loss..............................................................   $(3,057)
Adjustments to reconcile net loss to net cash provided by operating activities:
   Depreciation and amortization......................................        252
Changes in operating assets and liabilities:
   Accounts receivable................................................      (224)
   Inventories........................................................      2,532
   Prepaid expenses and other current assets..........................         90
   Other assets.......................................................          4
   Accounts payable and accrued expenses..............................      1,605
   Taxes payable......................................................       (35)
                                                                      ------------
Net cash provided by operating activities.............................      1,167
                                                                      ------------

INVESTING ACTIVITIES
   Disposal of fixed assets, net......................................         35
                                                                      ------------
Net cash provided by investing activities.............................         35
                                                                      ------------

FINANCING ACTIVITIES
   Capital lease obligation...........................................       (98)
                                                                      ------------
Net cash used in financing activities.................................       (98)

Increase in cash and cash equivalents.................................      1,104
Cash and cash equivalents at beginning of year........................        250
                                                                      ------------
Cash and cash equivalents at end of year..............................    $ 1,354
                                                                      ============

See notes to condensed combined financial statements.

                 FASHIONS OF SEVENTH AVENUE, INC. AND AFFILIATES
           NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

                               SEPTEMBER 27, 1999

NOTE 1.  GENERAL

The Condensed Combined Financial Statements included herein have been prepared by Fashions of Seventh Avenue, Inc. and Affiliates ("FSA") without audit. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principals have been condensed or omitted from this report; however FSA believes the disclosures are adequate to make the information presented not misleading. These condensed combined financial statements should be read in conjunction with the combined financial statements for the year ended December 31, 1998 and the notes thereto included herein this Form 8-K.

In the opinion of FSA's management, the accompanying interim condensed combined financial statements contain all material adjustments necessary to present fairly the condensed combined financial condition, results of operations and changes in financial position of FSA for the interim period presented.


NOTE 2.  KASPER TRANSACTION

On November 24, 1999, Kasper A.S.L., Ltd. ("Kasper") acquired, for $300,000 cash, substantially all of the assets, and assumed certain liabilities, of twenty-five Anne Klein factory outlet stores of the Company pursuant to an Asset Purchase Agreement. The assets acquired included store fixtures and inventory of the factory outlet stores acquired. Liabilities assumed include the note payable to the bank and certain other inventory related liabilities. The aggregate purchase price for the acquired assets and assumed liabilities was approximately $4.0 million.

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

           The following unaudited pro forma combined condensed consolidated financial statements give effect to the purchase of substantially all the assets of 25 retail outlet stores (the "Purchase") of Fashions of Seventh Avenue, Inc. and Affiliates ("FSA") and the assumption of certain liabilities by Kasper A.S.L., Ltd. (the "Company") and A.S.L. Retail Outlets, Inc. (a wholly owned subsidiary of the Company) under the purchase method of accounting. The Purchase was consummated pursuant to an Asset Purchase Agreement dated as of November 24, 1999, by and among the Company and A.S.L. Retail Outlets, Inc, as buyers, and Fashions of Seventh Avenue, Inc., Fashions of Destin, Inc., Fashions of Michigan, Inc., Fashions of Reno, Inc., Fashions of Vero Beach, Inc., Anne Klein of Massachusetts, Inc. and Fashions of Clinton, Inc., as sellers. The Purchase price was funded by cash provided by operations. The Company utilizes a 52-53 week fiscal year ending on the Saturday nearest December 31, whereas FSA utilizes a calendar year end. For purposes of the pro forma financials statements, the Company's year end and thirty-nine weeks ended January 2, 1999 and October 2, 1999, respectively were used. FSA's year end and thirty-nine weeks ended December 31, 1998 and September 27, 1999 would not have resulted in any material differences.

           The pro forma combined condensed consolidated balance sheet as of October 2, 1999 assumes the Purchase took place on that date and is based on the unaudited historical condensed consolidated balance sheet, reported on the Company's Form 10-Q, filed with the SEC and the unaudited condensed combined balance sheet of FSA. The pro forma adjustments record the purchase price of $3,963,000, which includes professional fees, financing fees and other costs, and allocate the pro forma purchase price to the assets acquired and liabilities assumed. The pro forma adjustments relating to the Purchase and integration of FSA represent the Company's preliminary determinations of these adjustments and preliminary allocation to the assets acquired and liabilities assumed. A final determination of the required purchase accounting adjustments has not been made. Accordingly, the purchase accounting adjustments made in connection with the preparation of the unaudited pro forma financial information reflect the Company's best estimate based upon currently available information. Final amounts could differ from those set forth herein.

           The pro forma combined condensed consolidated statements of operations for the thirty nine weeks ended October 2, 1999 and for the fiscal year ended January 2, 1999 ("Fiscal 1998") assume that the transaction was consummated at the beginning of Fiscal 1998, and are based on the historical consolidated statements of operations, reported on the Company's Form 10-Q and Form 10-K and the historical statements of operations of FSA.

           The unaudited pro forma financial information and related notes are provided for informational purposes only and are not necessarily indicative of what the Company's actual financial position or results of operations would have been had the foregoing transaction been consummated on such dates, nor does it give effect to the synergies, cost savings and other charges expected to result from the Purchase. Accordingly, the pro forma financial information does not purport to be indicative of the Company's financial position or results from operations as of the date hereof or for any period ended on the date hereof or as of or for any other future dates or periods.

           The pro forma combined condensed consolidated balance sheet and statements of operations should be read in conjunction with the accompanying notes to financial statements included herein.

    KASPER A.S.L., LTD. AND SUBSIDIARIES AND FASHIONS OF SEVENTH AVENUE, INC.
                                 AND AFFILIATES
        UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF OCTOBER 2, 1999
                                 (In thousands)

                                                                          HISTORICAL                         PRO FORMA
                                                                 ------------------------        -------------------------------
                              ASSETS
                                                                   KASPER           FSA          ADJUSTMENTS*          COMBINED
                                                                 ---------       ---------       ------------          --------
Current Assets:
    Cash and cash equivalents ...............................    $   3,987       $   1,354       $  (4,133) (a)       $   1,208
    Accounts receivable .....................................       60,410             368            (368) (b)          60,410
    Inventories .............................................       78,140           2,170            (205) (c)          80,105
    Prepaid expenses and other current assets ...............        6,675              12             (12) (b)           6,675
                                                                 ---------       ---------       ---------            ---------
    Total Current Assets ....................................      149,212           3,904          (4,718)             148,398
                                                                 ---------       ---------       ---------            ---------
Property, plant and equipment, net ..........................       16,337           1,079             (78) (d)          17,338
Reorganization value in excess of identifiable assets, net ..       57,577              --              --               57,577
Trademarks, net .............................................      110,381              --              --              110,381
Other assets, net ...........................................        5,245              44             953  (e)           6,242
                                                                 ---------       ---------       ---------            ---------
   Total Assets .............................................    $ 338,752       $   5,027       $  (3,843)           $ 339,936
                                                                 =========       =========       =========            =========

               LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
   Accounts payable .........................................    $  19,495       $   1,172       $    (620)  (f)      $  20,047
   Accounts payable due to related party ....................           --           5,296          (5,296)  (g)             --
   Accrued expenses and other current liabilities ...........        8,689             331              49   (h)          9,069
   Note Payable - stockholders ..............................           --             700            (700)  (g)             --
   Interest Payable .........................................          275             224            (224)  (g)            275
   Taxes payable ............................................        1,885             149            (149)  (g)          1,885
   Current portion of lease obligations .....................           --              70              --                   70
   Notes payable - bank .....................................           --           2,000          (2,000)  (i)             --
                                                                 ---------       ---------       ---------            ---------
   Total Current Liabilities ................................       30,344           9,942          (8,940)              31,346
Long-Term Liabilities:
   Deferred Taxes ...........................................        1,630              --              --                1,630
   Lease obligations, net of current portion ................           --             182              --                  182
   Long-Term Debt ...........................................      110,000              --              --              110,000
   Bank Revolver ............................................       69,158              --              --               69,158
   Notes payable - stockholders, net of current portion .....           --           1,700          (1,700)  (g)             --
   Other liabilities ........................................          250              --              --                  250
   Minority Interest ........................................          590              --              --                  590
                                                                 ---------       ---------       ---------            ---------
   Total Liabilities ........................................      211,972          11,824         (10,640)             213,156
Commitments and Contingencies
Shareholders' Equity / (Deficit):
   Common Stock .............................................           68              85             (85)  (j)             68
   Capital in excess of par value ...........................      119,932              --              --              119,932
   Retained Earnings / (Accumulated Deficit) ................        6,958          (6,882)          6,882   (j)          6,958
   Cumulative Other Comprehensive Income ....................         (178)             --              --                 (178)
                                                                 ---------       ---------       ---------            ---------
   Total Shareholders' Equity / (Deficit) ...................      126,780          (6,797)          6,797              126,780
                                                                 ---------       ---------       ---------            ---------
   Total Liabilities and Shareholders' Equity ...............    $ 338,752       $   5,027       $  (3,843)           $ 339,936
                                                                 =========       =========       =========            =========

* All letter references correspond to Note 1.

    KASPER A.S.L., LTD. AND SUBSIDIARIES AND FASHIONS OF SEVENTH AVENUE, INC.
                                 AND AFFILIATES
        UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF
                                   OPERATIONS
                 FOR THE THIRTY-NINE WEEKS ENDED OCTOBER 2, 1999
                      (In thousands, except per share data)

                                                                             HISTORICAL                     PRO FORMA
                                                                        ---------------------        -----------------------
                                                                         KASPER           FSA         ADJUSTMENTS*  COMBINED
                                                                        --------      --------       -------------  --------

Net Sales ..........................................................    $242,008      $ 12,648       $ (1,106) (a)  $253,550
Royalty Income, net ................................................       3,394            --             --          3,394
Cost of Sales ......................................................     166,228         8,994           (822) (a)   174,400
                                                                        --------      --------       --------       --------
Gross Profit .......................................................      79,174         3,654           (284)        82,544
Operating Expenses:
Selling, general and administrative expenses .......................      52,786         6,353         (1,400) (b)    57,739
Depreciation and Amortization ......................................       6,641           252            135  (c)     7,028
                                                                        --------      --------       --------       --------
Total operating expenses ...........................................      59,427         6,605         (1,265)        64,767
                                                                        --------      --------       --------       --------
Operating income (loss) ............................................      19,747        (2,951)           981         17,777
Interest and Financing Costs, net ..................................      14,885           110           (110) (d)    14,885
                                                                        --------      --------       --------       --------
 Income (Loss) before provision for income taxes ...................       4,862        (3,061)         1,091          2,892
 Provision for Income Taxes ........................................       2,046            (4)          (827) (e)     1,215
                                                                        --------      --------       --------       --------
 Net Income (Loss) .................................................    $  2,816        (3,057)         1,918          1,677
                                                                        ========      ========       ========       ========

Basic earnings per common share ....................................         .41                                         .25
                                                                        ========                                    ========

 Diluted earnings per common share .................................         .41                                         .25
                                                                        ========                                    ========
Weighted average number of shares used in computing Basic
earnings per share .................................................       6,800                                       6,800

 Weighted average number of shares used in computing Diluted
earnings per share .................................................       6,800                                       6,800



* All letter references correspond to Note 2.

    KASPER A.S.L., LTD. AND SUBSIDIARIES AND FASHIONS OF SEVENTH AVENUE, INC.
                                 AND AFFILIATES
        UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF
                                   OPERATIONS
                    FOR THE FISCAL YEAR ENDED JANUARY 2, 1999
                      (In thousands, except per share data)


                                                                          HISTORICAL                     PRO FORMA
                                                                     ----------------------       -----------------------
                                                                      KASPER           FSA         ADJUSTMENTS*  COMBINED
                                                                     --------      --------       -------------  --------
Net Sales ........................................................   $312,089      $ 24,382       $ (6,176) (a)  $330,295
Cost of Sales ....................................................    219,060        16,166         (4,312) (a)   230,914
                                                                     --------      --------       --------       --------
Gross Profit .....................................................     93,029         8,216         (1,864)        99,381
Operating Expenses:
Selling, general and administrative expenses .....................     61,984        10,968         (3,689) (b)    69,263
Depreciation and Amortization ....................................      8,602           355            164  (c)     9,121
                                                                     --------      --------       --------       --------
Total operating expenses .........................................     70,586        11,323         (3,525)        78,384
                                                                     --------      --------       --------       --------
Operating income (loss) ..........................................     22,443        (3,107)         1,661         20,997
Interest and Financing Costs, net ................................     16,981           480           (480) (d)    16,981
                                                                     --------      --------       --------       --------

Income (loss) before provision for income taxes ..................      5,462        (3,587)         2,141          4,016
Provision for Income Taxes .......................................      2,292            33           (638) (e)     1,687
                                                                     --------      --------       --------       --------
Net Income (loss) ................................................   $  3,170      $ (3,620)         2,779          2,329
                                                                     ========      ========       ========       ========

Basic earnings per common share ..................................        .47                                         .34
                                                                     ========                                    ========

Diluted earnings per common share ................................        .47                                         .34
                                                                     ========                                    ========
Weighted average number of shares used in computing Basic
earnings per share ...............................................      6,800                                       6,800

Weighted average number of shares used in computing Diluted
earnings per share ...............................................      6,800                                       6,800



* All letter references correspond to Note 3.

                                                             26
  KASPER A.S.L., LTD. AND SUBSIDIARIES AND FASHIONS OF SEVENTH AVENUE, INC. AND
                                   AFFILIATES
     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL
                                   STATEMENTS
                                 (In thousands)

NOTE 1 - PRO FORMA ADJUSTMENTS AS OF OCTOBER 2, 1999 - BALANCE SHEET

The pro forma adjustments to the unaudited pro forma combined condensed consolidated balance sheet reflect the Purchase and the preliminary allocation of the purchase price to the assets acquired and liabilities assumed.

PURCHASE PRICE DETERMINATION:

           Repayment Note Payable - Bank               $2,000
           Accounts Payable Assumed                       552
           Accrued Expenses Assumed                       192
           Lease Obligation Assumed                       252
           Liabilities Paid    at Closing                 479
           Cash Paid to FSA                               300
           Accrued Acquisition Costs                      188
                                                    ---------
           Net Purchase Price                         $ 3,963
                                                    =========

PURCHASE PRICE ALLOCATION:

           Inventory                        $ 1,965
           Fixed Assets                       1,001
           Goodwill                             997
                                          ---------
           Net Purchase Price               $ 3,963
                                          =========

(a)        Cash repayment of Note Payable - Bank              $  (2,000)
           Cash paid to FSA                                        (300)
           Cash payment of liabilities at closing                  (479)
           Elimination of FSA Cash                               (1,354)
                                                             -----------
                                                               $ (4,133)

(b)        Elimination of assets not acquired as part of the acquisition.

(c) Adjustment for subsequent FSA inventory activity from the date of these interim financial statements through the date of acquisition to reflect inventory acquired.

(d) Adjustment to reflect subsequent depreciation through the date of acquisition to reflect the fair market value of fixed assets acquired.

(e)        Elimination of FSA other assets not assumed                                      $      (44)
           Adjustment to reflect the goodwill recorded in connection with the acquisition.         997
                                                                                           -----------
                                                                                            $      953

(f)        FSA accounts payable              $     (1,172)
           Accounts payable assumed                   552
                                            -------------
                                             $       (620)

(g) Elimination of FSA liabilities not assumed as part of the acquisition.

(h)        FSA accrued expenses and other current liabilities  $     (331)
           Accrued expenses assumed                                   192
           Accrued acquisition costs                                  188
                                                              -----------
                                                               $       49

(i) Cash repayment of Note Payable - Bank by the Company simultaneously with the acquisition.

(j)        Elimination of FSA shareholders equity not acquired.

NOTE 2 - PRO FORMA ADJUSTMENTS FOR THE THIRTY-NINE WEEKS ENDED OCTOBER 2, 1999 - STATEMENT OF OPERATIONS


The adjustments to the unaudited pro forma combined condensed consolidated statement of operations reflect the Purchase and the conforming of FSA financial statement presentation to that of the Company.


(a) The Company has made pro forma adjustments to eliminate the revenue and expenses relating to 12 stores that were not part of the Purchase, as they were closed during 1999. There is no balance sheet impact as these stores are not included in FSA's historical balance sheet at September 27, 1999.

(b) The Company has made pro forma adjustments to eliminate the salaries and related benefits of FSA employees who were not retained by the company along with the rent expense of FSA's home office and distribution center, which was closed as a result of the Purchase.

     Elimination of closed stores selling, general and administrative expense  $      (559)
     Elimination of salaries - personnel not retained                                 (771)
     Elimination of home office and distribution center rent expense                   (70)
                                                                               -----------
                                                                                $   (1,400)

(c)  Goodwill Amortization (4 years - average life of leases)    $     187
     Elimination of closed stores depreciation                         (52)
                                                               ------------
                                                                 $     135

(d) As the Company did not assume the Note Payable - stockholders and repaid the Note Payable - bank simultaneously with the Purchase, the Company would not have incurred interest expense as a result of the Purchase. As such FSA's interest has been eliminated.

(e) The Company has applied its effective tax rate of 42% to the pro forma combined income before provision for taxes in determining the pro forma adjustment necessary.

NOTE 3 - PRO FORMA ADJUSTMENTS FOR THE FISCAL YEAR ENDED JANUARY 2, 1999 - STATEMENT OF OPERATIONS

The adjustments to the unaudited pro forma combined condensed consolidated statement of operations reflect the Purchase of FSA and the conforming of FSA financial statement presentation to that of the Company.


(a) The Company has made pro forma adjustments to eliminate the revenue and expenses relating to 19 stores that were not part of the Purchase, as they were closed prior to the Purchase.

(b) The Company has made pro forma adjustments to eliminate the salaries and related benefits of FSA employees who were not retained by the company along with the rent expense of FSA's home office and distribution center, which was closed as a result of the Purchase.

     Elimination of closed stores selling, general and administrative expense     $ (2,568)
     Elimination of salaries - personnel not retained                               (1,027)
     Elimination of home office and distribution center rent expense                   (94)
                                                                               ------------
                                                                                 $ ( 3,689)

(c)  Goodwill Amortization (4 years - average life of leases)  $       249
     Elimination of closed stores depreciation                         (85)
                                                              ------------
                                                               $       164

(d) As the Company did not assume the Note Payable - stockholders and repaid the Note Payable - bank simultaneously with the Purchase, the Company would not have incurred interest expense as a result of the Purchase. As such FSA's interest has been eliminated.

(e) The Company has applied its effective tax rate of 42% to the pro forma combined income before provision for taxes in determining the pro forma adjustment necessary.

                                    SIGNATURE
                                    ---------

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                               KASPER A.S.L., LTD.
                                               (Registrant)

Dated: February 7, 2000

                                          By:  /s/ Mary Ann Domuracki
                                               --------------------------------
                                                   Mary Ann Domuracki
                                                   Executive Vice President -
                                                   Finance and Administration

                                  EXHIBIT INDEX

     Exhibit Number   Description
     --------------   -----------


           2 Asset Purchase Agreement, dated as of November 24, 1999, among Kasper A.S.L., Ltd. and A.S.L. Retail Outlet, Inc., as buyers, and Fashions of Seventh Avenue, Inc., Fashions of Destin, Inc., Fashions of Michigan, Inc., Fashions of Reno, Inc., Fashions of Vero Beach, Inc., Anne Klein of Massachusetts, Inc. and Fashions of Clinton, Inc., as sellers*


           99         Press Release dated November 30, 1999 *












           ---------------------------------------------
           *Previously filed as part of the Original 8-K